UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2007

EXOBOX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Beverly Hill, Suite 210
Houston, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (713) 781-6173

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Exobox received its second patent from the United States Patent and Trademark Office on October 9, 2007, under U.S. Patent No. 7,281,266 (“Patent”).  The Patent was issued to Exobox founders and inventors, Scott Russell Copeland and Reginald A. Goodman (“Inventors”), and irrevocably assigned by the Inventors to Exobox.  The Patent covers technology initially described in several provisional patent applications filed on behalf of the Company regarding Exobox’s revolutionary computer security technology.

Exobox received notice on August 31, 2007, of its Certificate of Registration of Trade Mark No. 1116775 from the Australian Government.  The trade mark covers the Company’s “Exobox” name for a period of ten years which commenced on May 31, 2006.  The trade mark is registered for computer software for internet and network security not to be used specifically for game or home entertainment devices or systems being goods in Class 9.

Exobox received notice on August 31, 2007, of its Certificate of Registration issued for Community Trade Mark No. 005207105 from the OHIM-Office for Harmonization In the Internal Market.  The trade mark covers the Company’s “Exobox” name and was registered on June 28, 2007. The trade mark is under Class 9 for computer software for Internet and network security.

The Company’s other pending domestic and foreign patent applications are being timely pursued by Osha Liang LLP, the Company’s outside patent and trademark counsel.

By: /s/Robert B. Dillon
Robert B. Dillon, President

Dated: October 9, 2007